Exhibit 3.23

C 100 Rev. 7/91

New Jersey Department of State Division of Commercial Recording Certificate of Incorporation, Profit (Title 14A.2-7 New Jersey Business Corporation Act For Use by Domestic Profit Corporations)

This it to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.	Name of Corporation: Wardle Storeys (Parachutes) Inc.

2.	The purpose for which the corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

3.	Registered Agent: The Corporation Trust Company

4.	Registered Office: 820 Bear Tavern Road

               West Trenton, New Jersey 08628

5.	The aggregate number of shares which the corporation shall have the authority to issue is:

Ten Thousand Common Shares - No Par Value

6.	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

None

7.	If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

None

8.	The first Board of Directors shall consist of two (2) Directors (minimum of one).

Name	Street Address	City	State	Zip

Brian R. Taylor	Wardle Storeys plc, Brantham Works, Brantham, Near Manningtree, Essex C011 1NJ, England

David J. Wilman	Wardle Storeys plc, Brantham Works, Brantham, Near Manningtree, Essex C011 1NJ, England

9.	Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip

Norma Velasquez	1025 Vermont Avenue, N W, Washington, D C 20005

Susan Eldredge	1025 Vermont Avenue, N W, Washington, D C 20005

10.	The duration of the corporation is: perpetual

11.	Other provisions:

None

0100605178

12.	Effective Date (Not to exceed 90 days from date of filing):

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 27th day of October 1994.

Signature:		Signature:
	Norma Velasquez		Susan Eldredge

Signature:		Signature:

(N. J. – 1995 – 4/2/93)